CONSENT OF INDEPENDENT
                                    AUDITORS




      As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 1994, relating to the financial statements and schedules of Sanford Brown College, Inc. appearing in the Company's Report on Form 8 filed with the Commission on February 22, 1995 and to all references to our firm included in this Registration Statement.


                                       /s/ KPMG PEAT MARWICK LLP
                                           KPMG PEAT MARWICK LLP





St. Louis, Missouri
November 6, 1995


 132099-1